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                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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                       AVISTAR COMMUNICATIONS CORPORATION
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       AVISTAR COMMUNICATIONS CORPORATION
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                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

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                       AVISTAR COMMUNICATIONS CORPORATION
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                       SUPPLEMENT TO PROXY STATEMENT FOR
                      2001 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 12, 2001

     The following supplements and amends the Proxy Statement of Avistar Communications Corporation (the "Company") dated April 25, 2001 for the Annual Meeting of Stockholders to be held on June 12, 2001, including, without limitation, the sections "Information Concerning the Nominees and Incumbent Directors" and "Compensation of Directors" described on pages 5 and 8 of the Proxy Statement, respectively. Capitalized terms used in this Supplement unless otherwise specified have the same meanings given them in the Proxy Statement.

     In connection with the amendment of the "Compensation of Directors" section, the stockholders of the Company are requested to approve amendments to the Company's 2000 Director Option Plan (the "Director Plan") (i) increasing the initial grant to the Company's nonemployee directors to 25,000 shares of Common Stock and the annual grant of stock options to the Company's nonemployee directors to 6,000 shares of Common Stock, (ii) providing a one-time grant of 60,000 shares of Common Stock to each of the Company's current nonemployee directors, and (iii) increasing the maximum aggregate number of shares which could be optioned and sold under the Director Plan and the automatic annual increase thresholds. All other terms of the Director Plan continue in full force and effect.

     On April 27, 2001, the Company announced the retirement of R. Stephen Heinrichs, Chief Financial Officer and Corporate Secretary. Effective immediately, William L. Campbell, an Executive Vice President and a director of the Company, was appointed as Acting Chief Financial Officer and Acting Corporate Secretary.

                                 PROPOSAL FOUR

                   AMENDMENT OF THE 2000 DIRECTOR OPTION PLAN

     The stockholders previously approved the Director Plan. At the Annual Meeting, the stockholders are being asked to approve the amendment of the Director Plan. The Director Plan was adopted by the Board of Directors of the Company and its stockholders in April 2000, and became effective in connection with the Company's August 2000 initial public offering. As of the Record Date, 102,000 shares have been reserved for issuance under the Director Plan and 24,000 shares of the Company's Common Stock were subject to outstanding options. No shares of Common Stock have been purchased under the Director Plan.

     On May 17, 2001, the Board of Directors of the Company, including a majority of the disinterested directors, approved an amendment to the Director Plan to increase the Initial Grant to nonemployee directors from 12,000 shares of Common Stock to 25,000 shares of Common Stock and to increase the annual option grant to nonemployee directors from 3,000 shares of Common Stock to 6,000 shares of Common Stock. This amendment to the Director Plan was adopted for the purposes of attracting the best available people to serve as nonemployee directors, providing additional incentive to the nonemployee directors and encouraging their continued service on the board of directors.

     Additionally, the Board of Directors of the Company, including a majority of the disinterested directors, also approved an amendment of the Director Plan to provide a one-time grant equal to 60,000 shares of Common Stock (an "Additional Grant") to each of the Company's nonemployee directors currently serving on the board of directors, including Messrs. Brody, Latta, Metcalfe and Solo, but excluding Mr. Heinrichs. The Additional Grant will be made at an exercise price per share equal to fair market value on the date of the 2001 Annual Meeting of Stockholders and become exercisable at a rate of one-fourth of the shares on each anniversary of such date. This amendment was adopted for the purpose of equalizing the treatment of current
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nonemployee directors with future nonemployee directors as well as encouraging the continued service of the existing nonemployee directors.

     In connection with the amendment of the Director Plan as described above, the Board of Directors of the Company further approved an amendment of the Director Plan such that the aggregate number of shares which may be optioned and sold under the Director Plan is 300,000 shares, with increases on January 1 of each year of the lesser of (i) 30,000 shares, (ii) 0.20% of the Company's outstanding Common Stock on the last day of the immediately preceding fiscal year or (iii) an amount determined by the Board of Directors of the Company. Prior to such amendment, the aggregate number of shares which could be optioned and sold under the Director Plan was 90,000 shares, with increases on January 1 of each year of the least of (i) 12,000 shares, (ii) 0.20% of the Company's outstanding Common Stock on the last day of the immediately preceding fiscal year or (iii) an amount determined by the Board of Directors of the Company.

     The essential terms of the Director Plan, as amended, are summarized as follows:

PURPOSE

     The purposes of the Director Plan are to attract and retain the best available personnel for nonemployee directors, to provide additional incentive to the nonemployee directors of the Company and to encourage their continued service on the Board.

ADMINISTRATION

     The Plan provides that all option grants to nonemployee directors shall be automatic and nondiscretionary.

ELIGIBILITY

     The Plan provides that options under the Director Plan may be granted only to nonemployee directors. Each nonemployee director is entitled to be automatically granted an option to purchase 25,000 shares of Common Stock on the date he or she first becomes a nonemployee director, other than those persons who were previously employee directors. Additionally, each nonemployee director is entitled to be automatically granted an option to purchase 6,000 shares of Common Stock on the date of the next meeting of the Board following each Annual Meeting of Stockholders, provided that as of the date of grant he or she is a nonemployee director and he or she has served on the Board for at least six months.

AVAILABLE SHARES

     The aggregate number of shares which could be optioned and sold under the Director Plan is 300,000 shares, with increases on January 1 of each year of the lesser of (i) 30,000 shares, (ii) 0.20% of the Company's outstanding Common Stock on the last day of the immediately preceding fiscal year or (iii) an amount determined by the Board of Directors.

TERMS OF OPTIONS

     Each option is evidenced by a stock option agreement between the Company and the nonemployee director to whom such option is granted and is subject to the following additional terms and conditions:

          (1) EXERCISE OF THE OPTION: An option is exercised by giving written notice of exercise to the Company, specifying the number of shares of Common Stock to be purchased and tendering payment to the Company of the purchase price. Payment for shares issued upon exercise of an option may consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of shares acquired upon exercise of an option either have been owned by the optionee for more than six months on the date of surrender, and (y) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised, (iv) consideration received under a cashless exercise program implemented by the Company or (v) any combination of the foregoing methods of payment.

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          Options may be exercised at any time prior to their termination, on or following the date such options are first exercisable. An option may not be exercised for a fraction of a share.

          (2) OPTION PRICE: The exercise price per share of options granted under the Director Plan shall be 100% of the fair market value per share on the date of each grant. The fair market value is defined as the closing price per share of the Common Stock on the date of grant as reported on the Nasdaq National Market.

          (3) TERMINATION OF EMPLOYMENT: The Director Plan provides that if the optionee's status as a nonemployee director of the Company is terminated for any reason, other than death or disability, options may be exercised not later than three months after such termination and may be exercised only to the extent the options were exercisable on the date of termination.

          (4) DEATH: If an optionee should die while a nonemployee director of the Company, options may be exercised by his or her estate or a person who acquired the right to exercise the option by bequest or inheritance within twelve months following the date of death, but only to the extent that the optionee would have been entitled to exercise the option as of the date of death.

          (5) DISABILITY: If the optionee ceases to be a nonemployee director as a result of total or permanent disability, options may be exercised within twelve months following the date of termination, but only to the extent the optionee would have been entitled to exercise the option as of the date of termination.

          (6) TERMINATION OF OPTIONS: The term shall be no more than ten years from the date of grant. No option may be exercised by any person after such expiration.

          (7) NONTRANSFERABILITY OF OPTIONS: An option is nontransferable by the optionee, other than by will or the laws of descent or distribution, and is exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

          (8) RIGHTS UPON EXERCISE: Until an option has been properly exercised, that is, proper written notice and full payment have been received by the Company, and a stock certificate evidencing the option shares has been issued, no rights to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the option.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     In the event any change, such as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the option price and in the number of shares subject to each option. In the event of the proposed dissolution or liquidation of the Company, all outstanding options, to the extent not previously exercised, automatically terminate immediately prior to the consummation of such proposed action. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, all outstanding options may be assumed or an equivalent option substituted by the successor corporation. If the option is not assumed or substituted, the nonemployee director shall have the right to exercise his or her option as to all or any part of the optioned stock, including shares as to which it would not otherwise be exercisable. In such event, the board of directors shall notify the nonemployee director that the option shall be fully exercisable for 15 days from the date of such notice, and the option shall terminate upon the expiration of such period.

AMENDMENT AND TERMINATION

     The board of directors may amend the Director Plan at any time or may terminate it without approval of the stockholders, provided, however, that stockholder approval is required to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule. However, no action by the board of directors or the stockholders may alter or impair any option previously granted under the Director Plan without the consent of the optionee. In any event, the Director plan will terminate in April 2010.
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TAX INFORMATION

     Options granted under the Director Plan are nonstatutory options which are options that do not qualify as incentive stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the purchase price and may be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

     The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Director Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

PARTICIPATION IN THE DIRECTOR PLAN

     Please see the section under the caption "Compensation of Directors" described on page 8 of the Proxy Statement for further information with respect to option grants made to the Company's nonemployee directors during 2000.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENT OF THE 2000 DIRECTOR OPTION PLAN.

     Except as supplemented and amended as described above, the Proxy Statement remains in the same form as it was first distributed to the Company's stockholders on April 25, 2001.

     This Supplement is being mailed to the Company's stockholders entitled to vote at the meeting on or about May 18, 2001.

                                          By Order of the Board of Directors,

                                          /s/ GERALD J. BURNETT
                                          Gerald J. Burnett
                                          Chairman of the Board, President and
                                          Chief Executive Officer
Redwood Shores, California
May 18, 2001

                             YOUR VOTE IS IMPORTANT

     YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED SUPPLEMENTAL PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

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